Exhibit 10.4


                                                             EXECUTION COPY











                                         SENIOR SUBSIDIARY GUARANTEE AGREEMENT
                                    dated as of June 12, 2000, among each
                                    of the subsidiaries listed on Schedule
                                    I hereto (each such subsidiary
                                    individually, a "Subsidiary Guarantor"
                                    and collectively, the "Subsidiary
                                    Guarantors") of RITE AID CORPORATION, a
                                    Delaware corporation (the "Borrower"),
                                    and CITICORP USA, INC., a Delaware
                                    corporation, as collateral agent (the
                                    "Senior Collateral Agent") for the
                                    Senior Secured Parties.

         Reference is made to (a) the Senior Credit Agreement dated as of June 12, 2000 (as amended, supplemented or otherwise modified from time to time, the "Senior Credit Facility"), among Rite Aid, as Borrower, the Senior Banks parties thereto, the Swingline Banks, the Issuing Banks, the Senior Administrative Agent, the Senior Collateral Agent and the Syndication Agents and (b) the Independent Standby L/C Documents pursuant to which Mellon Bank and Citibank have issued and may in the future issue certain standby letters of credit. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Definitions Annex attached as Annex 2 hereto, and if not defined therein, as defined in or by reference to the Senior Credit Facility.

         The Senior Banks have agreed to make Loans to the Borrower, and the Issuing Banks have agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Senior Credit Facility. Mellon Bank and Citibank have issued and may in the future issue the Independent Standby Letters of Credit. Each of the Subsidiary Guarantors is a wholly owned Subsidiary of the Borrower and acknowledges that it will derive substantial benefit from the making of the Loans by the Senior Banks and the issuance of the Letters of Credit and the Independent Letters of Credit. The obligations of the Senior Banks to make Loans and of the Issuing Banks to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Subsidiary Guarantors of a Senior Subsidiary Guarantee Agreement in the form hereof. As consideration therefor and (a) in order to induce the Senior Banks to make Loans and the Issuing Banks to issue Letters of Credit and (b) in consideration of the issuance of the Independent Standby Letters of Credit by Mellon Bank and Citibank, the Subsidiary Guarantors are willing to execute this Agreement.

         Accordingly, the parties hereto agree as follows:

         SECTION 1. GUARANTEE. Each Subsidiary Guarantor unconditionally guarantees, jointly with the other Subsidiary Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment of, and the due and punctual performance of, the Senior Obligations. Each Subsidiary Guarantor agrees that the Senior Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Senior Obligation.

         Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Subsidiary Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greater of:

                  (a) the direct or indirect benefit to any Subsidiary Guarantor from the Loans and other extensions of credit under the Senior Loan Documents, and

                  (b) the greatest amount that would not render such Subsidiary Guarantor's obligations hereunder subject to avoidance under Section 548 of Title 11 of the United States Code or any comparable provisions of any applicable state law, after giving effect to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under such laws (specifically excluding, however, any liabilities of such Subsidiary Guarantor (x) in respect of intercompany indebtedness to the Borrower or Affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Subsidiary Guarantor hereunder, and (y) under any Guarantee of the Second Priority Debt Obligations) and after giving effect as assets to the value of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Subsidiary Guarantor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Subsidiary Guarantor and other Affiliates of the Borrower of obligations arising under Guarantees by such parties (including the Senior Indemnity, Subrogation and Contribution Agreement).

         SECTION 2. OBLIGATIONS NOT WAIVED. To the fullest extent permitted by applicable law, each Subsidiary Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Senior Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of the Senior Collateral Agent or any other Senior Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Subsidiary Guarantor under the provisions of the Senior Credit Facility, any other Senior Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Senior Loan Document, any Guarantee or any other agreement, including with respect to any other Subsidiary Guarantor under this Agreement or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Senior Collateral Agent or any other Senior Secured Party.

         SECTION 3. SECURITY. Each of the Subsidiary Guarantors authorizes the Senior Collateral Agent and each of the other Senior Secured Parties, to (a) take and hold security for the payment of this Guarantee and the Senior Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute any one or more endorsees, other Subsidiary Guarantors or other Obligors.

         SECTION 4. GUARANTEE OF PAYMENT. Each Subsidiary Guarantor agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Senior Collateral Agent or any other Senior Secured Party to any of the security held for payment of the Senior Obligations or to any balance of any deposit account or credit on the books of the Senior Collateral Agent or any other Senior Secured Party in favor of the Borrower, any other Obligor or any other Person.

         SECTION 5. NO DISCHARGE OR DIMINISHMENT OF GUARANTEE. The obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Senior Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Senior Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Senior Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Senior Collateral Agent or any other Senior Secured Party to assert any claim or demand or to enforce any remedy under the Senior Credit Facility, any other Senior Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Senior Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or that would otherwise operate as a discharge of each Subsidiary Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Senior Obligations).

         SECTION 6. DEFENSES OF BORROWER WAIVED. To the fullest extent permitted by applicable law, each of the Subsidiary Guarantors waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Senior Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the final and indefeasible payment in full in cash of the Senior Obligations. The Senior Collateral Agent and the other Senior Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Senior Obligations, make any other accommodation with the Borrower or any other guarantor or exercise any other right or remedy available to them against the Borrower or any other guarantor, without affecting or impairing in any way the liability of any Subsidiary Guarantor hereunder except to the extent the Senior Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each of the Subsidiary Guarantors waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Subsidiary Guarantor against the Borrower or any other Subsidiary Guarantor or guarantor, as the case may be, or any security.

         SECTION 7. AGREEMENT TO PAY; SUBORDINATION. In furtherance of the foregoing and not in limitation of any other right that the Senior Collateral Agent or any other Senior Secured Party has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Borrower or any other Obligor to pay any Senior Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Subsidiary Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Senior Collateral Agent or such other Senior Secured Party as designated thereby in cash the amount of such unpaid Senior Obligations. Upon payment by any Subsidiary Guarantor of any sums to the Senior Collateral Agent or any Senior Secured Party as provided above, all rights of such Subsidiary Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise, including pursuant to the Senior Indemnity, Subrogation and Contribution Agreement, shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Senior Obligations. In addition, any indebtedness of the Borrower now or hereafter held by any Subsidiary Guarantor is hereby subordinated in right of payment to the prior payment in full of the Senior Obligations. If any amount shall erroneously be paid to any Subsidiary Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or
(ii) any such indebtedness of the Borrower, such amount shall be held in trust for the benefit of the Senior Secured Parties and shall forthwith be paid to the Senior Collateral Agent to be credited against the payment of the Senior Obligations, whether matured or unmatured, in accordance with the terms of the Senior Loan Documents.

         SECTION 8. CASH COLLATERALIZATION OF LETTER OF CREDIT OBLIGATIONS. If any Event of Default shall occur and be continuing, each Subsidiary Guarantor agrees, jointly and severally, and in addition to its obligations under Section 1, on the Business Day on which the Borrower receives notice from the Senior Administrative Agent or the Majority Revolving Credit Banks (or, if the maturity of the Loans has been accelerated, Revolving Credit Banks holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, deposit in the L/C Cash Collateral Account, for the benefit of the Revolving Credit Banks, an amount in cash equal to the L/C Exposure as of such date. Such deposits shall be held by the Senior Collateral Agent as collateral for the payment and performance of the Senior Obligations. The Senior Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Such deposits shall be invested in Temporary Cash Investments, to be selected by the Senior Collateral Agent in its sole discretion, and interest earned on such deposits shall be deposited in such account as additional collateral for the payment and performance of the Senior Obligations. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Senior Administrative Agent to reimburse the applicable Issuing Bank for L/C Disbursements for which it has not been reimbursed,
(ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated be applied to satisfy other Senior Obligations. If a Subsidiary Guarantor is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Subsidiary Guarantor within three Business Days after all Events of Default have been cured or waived (or during a Cash Sweep Period, paid into the Citibank Concentration Account).

         SECTION 9. INFORMATION. Each of the Subsidiary Guarantors assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Senior Obligations and the nature, scope and extent of the risks that such Subsidiary Guarantor assumes and incurs hereunder, and agrees that none of the Senior Collateral Agent or the other Senior Secured Parties will have any duty to advise any of the Subsidiary Guarantors of information known to it or any of them regarding such circumstances or risks.

         SECTION 10. REPRESENTATIONS AND WARRANTIES. Each of the Subsidiary Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Senior Credit Facility are true and correct.

         SECTION 11. TERMINATION. The Guarantees made hereunder (a) shall terminate on the Senior Obligation Payment Date and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Senior Obligations is rescinded or must otherwise be restored by any Senior Secured Party or any Subsidiary Guarantor upon the bankruptcy or reorganization of the Borrower, any Subsidiary Guarantor or otherwise.

         SECTION 12. BINDING EFFECT; SEVERAL AGREEMENT; ASSIGNMENTS. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Subsidiary Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Subsidiary Guarantor when a counterpart hereof executed on behalf of such Subsidiary Guarantor shall have been delivered to the Senior Collateral Agent, and a counterpart hereof shall have been executed on behalf of the Senior Collateral Agent, and thereafter shall be binding upon such Subsidiary Guarantor and the Senior Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Subsidiary Guarantor, the Senior Collateral Agent and the other Senior Secured Parties, and their respective successors and assigns, except that no Subsidiary Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). If all of the capital stock of a Subsidiary Guarantor is sold, transferred or otherwise disposed of pursuant to a transaction permitted by Section 5.23 of the Senior Credit Facility, such Subsidiary Guarantor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Subsidiary Guarantor and may be amended, modified, supplemented, waived or released with respect to any Subsidiary Guarantor without the approval of any other Subsidiary Guarantor and without affecting the obligations of any other Subsidiary Guarantor hereunder.

         SECTION 13. WAIVERS; AMENDMENT. (a) No failure or delay of the Senior Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Senior Collateral Agent hereunder and of the other Senior Secured Parties under the other Senior Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Subsidiary Guarantor therefrom shall in any event be effective unless the same shall be permitted by clause (b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Subsidiary Guarantors with respect to which such waiver, amendment or modification relates and the Senior Collateral Agent, with the prior written consent of the Majority Senior Parties, except (i) as otherwise provided in the Senior Credit Facility and (ii) any amendment or waiver which adversely affects the Independent Standby L/C Parties under this Agreement will require the additional consent of the Independent Standby L/C Parties pursuant to a letter or agreement by the Independent Standby L/C Parties or by telecopy transmission from the Independent Standby L/C Parties.

         SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF
NEW YORK.

         SECTION 15. NOTICES. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Senior Credit Facility. All communications and notices hereunder to each Subsidiary Guarantor shall be given to it in care of the Borrower, at the address of the Borrower specified in Annex 2 to the Senior Credit Facility.

         SECTION 16. SURVIVAL OF AGREEMENT; SEVERABILITY. (a) All covenants, agreements, representations and warranties made by the Subsidiary Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Senior Loan Document shall be considered to have been relied upon by the Senior Collateral Agent and the other Senior Secured Parties and shall survive the making by the Senior Banks of the Loans and the issuance of the Letters of Credit by the Issuing Banks regardless of any investigation made by the Senior Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Senior Loan Document is outstanding and unpaid or the L/C Exposure does not equal zero and as long as the Commitments and the L/C Commitment have not been terminated.

         (b) In the event any one or more of the provisions contained in this Agreement or in any other Senior Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 17. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 12. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 18. RULES OF INTERPRETATION. The rules of interpretation specified in Section 1.02 of the Senior Credit Facility shall be applicable to this Agreement.

         SECTION 19. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) Each Subsidiary Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Senior Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Senior Collateral Agent or any other Senior Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Senior Loan Documents against any Subsidiary Guarantor or its properties in the courts of any jurisdiction.

         (b) Each Subsidiary Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Senior Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 15. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 20. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER SENIOR LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER SENIOR LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.

         SECTION 21. ADDITIONAL SUBSIDIARY GUARANTORS. Pursuant to Section
5.08 of the Senior Credit Facility, each Subsidiary of the Borrower that was not in existence on the date of the Senior Credit Facility is required to enter into this Agreement as a Subsidiary Guarantor upon becoming a Subsidiary. Upon execution and delivery after the date hereof by the Senior Collateral Agent and such a Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of any instrument adding an additional Subsidiary Guarantor as a party to this Agreement shall not require the consent of any other Subsidiary Guarantor hereunder. The rights and obligations of each Subsidiary Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Agreement.

         SECTION 22. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Senior Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Debt at any time owing by such Senior Secured Party to or for the credit or the account of any Subsidiary Guarantor against any or all the obligations of such Subsidiary Guarantor now or hereafter existing under this Agreement and the other Senior Loan Documents held by such Senior Secured Party, irrespective of whether or not such Senior Secured Party shall have made any demand under this Agreement or any other Senior Loan Document and although such obligations may be unmatured and regardless of the adequacy of any Collateral. The rights of each Senior Secured Party under this Section 22 are in addition to other rights and remedies (including other rights of setoff) which such Senior Secured Party may have.

         SECTION 23. COLLATERAL TRUST AND INTERCREDITOR AGREEMENT. Each of the parties to this Agreement acknowledges and agrees, for the benefit of each other party to the Collateral Trust and Intercreditor Agreement, that notwithstanding anything herein to the contrary, the terms of this Agreement, and the rights and remedies of the parties hereto, are subject to the Collateral Trust and Intercreditor Agreement.


         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                           CITICORP USA, INC., as Senior Collateral Agent,

                           By________________________________
                           Name:
                           Title:

                           THRIFTY PAYLESS, INC., as a Subsidiary
                           Guarantor,

                           By________________________________
                           Name:
                           Title:

                           PCS HEALTH SYSTEMS, INC., as a Subsidiary
                           Guarantor,

                           By________________________________
                           Name:
                           Title:

                           EACH OF THE SUBSIDIARIES LISTED ON
                           SCHEDULE I HERETO, as Grantors,

                           By________________________________
                           Name:
                           Title:




                                                            Schedule I to the
                                         Senior Subsidiary Guarantee Agreement


                                           Subsidiary Guarantors


Rite Aid Hdqtrs. Corp.
Rite Aid of Alabama, Inc.
Rite Aid of Connecticut, Inc.
Rite Aid of Delaware, Inc.
Rite Aid of Florida, Inc.
Rite Aid of Georgia, Inc.
Rite Aid of Illinois, Inc.
Rite Aid of Indiana, Inc.
Rite Aid of Kentucky, Inc.
Rite Aid of Maine, Inc.
Rite Aid of Maryland, Inc.
Rite Aid of Massachusetts, Inc.
Rite Aid of Michigan, Inc.
Rite Aid of New Hampshire, Inc.
Rite Aid of New Jersey, Inc.
Rite Aid of New York, Inc.
Rite Aid of North Carolina, Inc.
Rite Aid of Ohio, Inc.
Rite Aid of Pennsylvania, Inc.
Rite Aid of South Carolina, Inc.
Rite Aid of Tennessee, Inc.
Rite Aid of Vermont, Inc.
Rite Aid of Virginia, Inc.
Rite Aid of Washington, D.C., Inc.
Rite Aid of West Virginia, Inc.
Drug Fair of PA. Inc.
Drug Fair, Inc.
Eagle Managed Care Corp.
GDF, Inc.
Harco, Inc.
The Lane Drug Company
Keystone Centers, Inc.
Ocean Acquisition Corporation
PCS Holding Corporation
Perry Drug Stores, Inc.
Reed, Inc.
Rite Aid Funding LLC
Rite Investments Corp.
Rite Aid Drug Palace, Inc.
Rite Aid Rome Distribution Center, Inc.
Rite Aid Transport, Inc.
RX Choice, Inc.
Script South
Thrifty Payless, Inc.
W.R.A.C., Inc.
3581 Carter Hill Road - Montgomery Corp.
4042 Warrensville Center Road -
     Warrensville Ohio, Inc.
5277 Associates, Inc.
537 Elm Street Corporation
5600 Superior Properties, Inc.
657-659 Broad St. Corp.
Broadview and Wallings -Broadview
     Heights Ohio, Inc.
Dominion Action One Corporation
Dominion Action Two Corporation
Dominion Action Three Corporation
Dominion Action Four Corporation
Dominion Drug Stores Corp.
England Street-Asheland Corporation
Jaime Nathan Travis Corporation
Lakehurst and Broadway Corporation
Patton Drive and Navy Boulevard Property
     Corporation
Portfolio Medical Services, Inc.
Rack Rite Distributors, Inc.
Ram-Utica, INC.
Rite Aid Venturer #1, Inc.
Rite Fund, Inc.
The Muir Company
Virginia Corporation
K&B, Incorporated
K&B Alabama Corporation
K&B Florida Corporation
K&B Louisiana Corporation
K&B Mississippi Corporation
K&B Services, Incorporated
K&B Tennessee Corporation
K&B Texas Corporation
K&B Trainees, Inc.
Katz & Besthoff, Inc.
Super Beverage of Texas #2, Inc.
Super Beverage of Texas #3, Inc.
Super Beverage of Texas #4, Inc.
Super Beverage of Texas #5, Inc.
Super Beverage of Texas #6, Inc.
Super Distributors, Inc.
Super Ice Cream Suppliers, Inc.
Super Laboratories, Inc.
Super Pharmacy Network, Inc.
Super Tobacco Distributors, Inc.
PCS Health Systems, Inc.
PCS Services, Inc.
PCS Mail Services, Inc.
PCS Mail Service of Fort Worth, Inc.
PCS Mail Service of Birmingham, Inc.
PCS Mail Services of Scottsdale, Inc.
Clinical Pharmaceuticals, Inc.
Apex Drug Stores, Inc.
PDS-1 Michigan, Inc.
RDS Detroit, Inc.
Perry Distributors, Inc.
PL Xpress, Inc.
Thrifty Corporation
P.L.D. Enterprises, Inc.
Rite Aid Lease Management Company
Rite Aid Realty Corp.
Thrifty Wilshire, Inc.
Name Rite LLC
Sophie One Corp.
112 Burleigh Avenue Norfolk, LLC.
1515 West State Street Boise, Idaho, LLC
1525 Cortyou Road - Brooklyn Inc.
1740 Associates, LLC
764 South Broadway- Geneva, Ohio, LLC
912 Elmwood Avenue- Buffalo, LLC
Ann & Government Streets- Mobile,
     Alabama, LLC
Baltimore/Annapolis Boulevard & Governor
     Richie Hwy-Glen Burnie, MD, LLC
Central Avenue and Main Street- Petal, MS,
     LLC
Eighth and Water Streets- Ulrichsville,
     Ohio, LLC
Euclid and Wilders Roads- Bay City, LLC
Gettysburg and Hoover-Dayton, Ohio, LLC
Gratiot & Center- Saginaw Township,
     Michigan, LLC
Louisville Avenue & North 18th Street-
     Monroe, Louisiana, LLC
Main & McPherson- Clyde, LLC
Mayfield & Chillicothe Roads- Chesterland,
     LLC
Munson & Andrews LLC
Northline & Dix- Toledo- Southgate, LLC
Paw Paw Lake Road & Paw Paw Avenue-
     Coloma, Michigan, LLC
Richmond Road & Monticello Boulevard-
     Richmond Heights, Ohio, LLC
Route 1 and Hood Road- Fredricksburg,
     LLC
Route 202 at Route 124 Jaffrey- New
     Hampshire, LLC
Seven Mile and Evergreen- Detroit, LLC
Silver Springs Road- Baltimore, Maryland/
     One, LLC
Silver Springs Road- Baltimore, Maryland/
     Two, LLC
State Street and Hill Road- Gerard, Ohio,
     LLC
State & Fortification Streets- Jackson,
     Mississippi, LLC
Tyler and Sanders Roads, Birmingham-
     Alabama, LLC




                                                                 Annex 1 to the
                                          Senior Subsidiary Guarantee Agreement


                                    SUPPLEMENT NO. dated as of         , to the
                           Senior Subsidiary Guarantee Agreement dated as of June 12, 2000, among each of the subsidiaries listed on Schedule I thereto (each such subsidiary individually, a "Subsidiary
                           Guarantor" and collectively, the "Subsidiary
                           Guarantors") of RITE AID CORPORATION, a Delaware corporation (the "Borrower"), and CITICORP USA, INC., a Delaware corporation, as collateral agent (the "Senior Collateral Agent") for the
                           Senior Secured Parties.

         A. Reference is made to (a) the Senior Credit Agreement dated as of June 12, 2000 (as amended, supplemented or otherwise modified from time to time, the "Senior Credit Facility"), among Rite Aid, as Borrower, the Senior Banks parties thereto, the Swingline Banks, the Issuing Banks, the Senior Administrative Agent, the Senior Collateral Agent and the Syndication Agents and (b) the Independent Standby L/C Documents pursuant to which Mellon Bank and Citibank have issued and may in the future issue certain standby letters of credit.

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Senior Subsidiary Guarantee Agreement, including the Definitions Annex and the Senior Credit Facility referred to therein.

         C. The Subsidiary Guarantors have entered into the Senior Subsidiary Guarantee Agreement (a) in order to induce the Senior Banks to make Loans and the Issuing Banks to issue Letters of Credit and (b) in consideration of the issuance of the Independent Standby Letters of Credit by Mellon Bank and Citibank. Pursuant to Section 5.08 of the Senior Credit Facility, each Domestic Subsidiary of the Borrower that was not in existence or not a Subsidiary on the date of the Senior Credit Facility is required to enter into the Senior Subsidiary Guarantee Agreement as a Subsidiary Guarantor upon becoming a Domestic Subsidiary. Section 21 of the Senior Subsidiary Guarantee Agreement provides that additional Subsidiaries of the Borrower may become Subsidiary Guarantors under the Senior Subsidiary Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Borrower (the "New Subsidiary Guarantor") is executing this Supplement in accordance with the requirements of the Senior Credit Facility to become a Subsidiary Guarantor under the Senior Subsidiary Guarantee Agreement in order to (a) induce the Senior Banks to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued and (b) in consideration of the issuance of the Independent Standby Letters of Credit by Mellon Bank and Citibank.

         Accordingly, the Senior Collateral Agent and the New Subsidiary Guarantor agree as follows:

         SECTION 1. In accordance with Section 20 of the Senior Subsidiary Guarantee Agreement, the New Subsidiary Guarantor by its signature below becomes a Subsidiary Guarantor under the Senior Subsidiary Guarantee Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor and the New Subsidiary Guarantor hereby (a) agrees to all the terms and provisions of the Senior Subsidiary Guarantee Agreement applicable to it as a Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Subsidiary Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a "Subsidiary Guarantor" in the Senior Subsidiary Guarantee Agreement shall be deemed to include the New Subsidiary Guarantor. The Senior Subsidiary Guarantee Agreement is hereby incorporated herein by reference.

         SECTION 2. The New Subsidiary Guarantor represents and warrants to the Senior Collateral Agent and the other Senior Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Senior Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary Guarantor and the Senior Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

         SECTION 4. Except as expressly supplemented hereby, the Senior Subsidiary Guarantee Agreement shall remain in full force and effect.

         SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Senior Subsidiary Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 14 of the Senior Subsidiary Guarantee Agreement. All communications and notices hereunder to the New Subsidiary Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

         SECTION 8. The New Subsidiary Guarantor agrees to reimburse the Senior Collateral Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Senior Collateral Agent.


         IN WITNESS WHEREOF, the New Subsidiary Guarantor and the Senior Collateral Agent have duly executed this Supplement to the Senior
Subsidiary Guarantee Agreement as of the day and year first above written.


                               [NAME OF NEW SUBSIDIARY GUARANTOR],

                               By________________________________
                               Name:
                               Title:

                               CITICORP USA, INC., as Senior Collateral Agent,

                               By________________________________
                               Name:
                               Title:




                                                                   Annex 2 to
                                                        the Senior Subsidiary
                                                          Guarantee Agreement


                             DEFINITIONS ANNEX


         This is the Definitions Annex referred to in the Senior Loan Documents (such term and each other capitalized term used herein as defined below, and if not defined herein, have the meanings assigned to such terms in the applicable Senior Loan Document or Second Priority Debt Document) and the Second Priority Debt Documents. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms thereof and of each Senior Loan Document and Second Priority Debt Document containing restrictions or imposing conditions on the amendment, modification or supplementing of such agreement or contract.

         "Affiliate" means, when used with respect to a specified Person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "Asset Sale" means any sale, transfer or other disposition (including pursuant to a Sale and Leaseback Transaction) of any property or asset of the Borrower or any Subsidiary (including any equity interest in a Subsidiary), other than a Permitted Disposition.

         "Attributable Debt" means, as to any particular Capital Lease or Sale and Leaseback Transaction under which the Borrower or any Subsidiary is at the time liable, at any date as of which the amount thereof is to be determined (i) in the case of a transaction involving a Capital Lease, the amount on such date of the obligation thereunder that would appear on a balance sheet prepared as of such date in accordance with generally accepted accounting principles, or (ii) in the case of a Sale and Leaseback Transaction not involving a Capital Lease, the then present value of the minimum rental obligations under such Sale and Leaseback Transaction during the remaining term thereof (after giving effect to any extensions at the option of the lessor) computed by discounting the respective rental payments at the actual interest factor included in such payments or, if such interest factor cannot be readily determined, at the rate per annum that would be applicable to a Capital Lease of the Borrower having similar payment terms. The amount of any rental payment required to be made under any such Sale and Leaseback Transaction not involving a Capital Lease may exclude amounts required to be paid by the lessee on account of maintenance and repairs, insurance, taxes, assessments, utilities, operating and labor costs and similar charges, whether or not characterized as rent.

         "Bankruptcy Proceeding" means any proceeding under Title 11 of the U.S. Code or any other Federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

         "Basket Asset Sale" means any sale or disposition (including a Sale and Leaseback Transaction not involving any Mortgaged Property) of office locations, stores or other personal or real property (including any improvements thereon), whether or not constituting Mortgaged Property, or leasehold interest therein for fair value in the ordinary course of business consistent with past practice and not inconsistent with the Borrower's business plan delivered to the Representatives on the Closing Date, provided, however, that, (i) the aggregate consideration received therefor (including the fair market value of any non-cash consideration) shall not exceed $75,000,000 in any fiscal year (calculated without regard to Sale and Leaseback Transactions permitted by Section 5.14(a), (b) and
(c) of the Senior Credit Facility as in effect on the Closing Date) and
(ii) at least 75% of such consideration shall consist of cash.

         "Borrower" means Rite Aid.

         "Business Day" means any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Euro-Dollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Capital Markets Transaction" means the receipt by the Borrower or a Subsidiary of proceeds of an issuance in the public or private capital markets of long-term debt securities, of equity securities or of equity-linked (e.g., trust preferred) securities (other than any proceeds in respect of the issuance of Exchange Notes to SPV and the disposition of such Exchange Notes pursuant to the Forward Commitment Agreement).

         "Casualty/Condemnation" means any event that gives rise to Casualty/Condemnation Proceeds.

         "Casualty/Condemnation Proceeds" means

                  (a) any insurance proceeds under any insurance policies or otherwise with respect to any casualty or other insured damage to any assets of the Borrower or its Subsidiaries, and

                  (b) any proceeds received by the Borrower or any Subsidiary of any action or proceeding for the taking of any assets of the Borrower or its Subsidiaries, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any similar public improvement or condemnation proceeding, less, in each case (i) any fees, commissions and expenses (including the costs of adjustment and condemnation proceedings) and other costs paid or incurred by the Borrower or any Subsidiary in connection therewith, (ii) income taxes reasonably estimated to be payable as a result of any gain recognized in connection with the receipt of such payment or proceeds and
(iii) payment of the outstanding amount of any Debt (or Attributable Debt), other than the Secured Obligations, together with premium or penalty, if any, and interest thereon (or comparable obligations in respect of Attributable Debt), that is secured by a Lien on (or if Attributable Debt, the lease of) the stock or assets in question and that has priority over both the Senior Lien and the Second Priority Lien and is to be repaid as a result of receipt of such payments or proceeds; provided, however, that no such proceeds shall constitute Casualty/Condemnation Proceeds to the extent that such proceeds are (A) reinvested in other like fixed or capital assets within 180 days of the Casualty/Condemnation that gave rise to such proceeds or (B) committed to be reinvested in other like fixed or capital assets within 180 days of such Casualty/Condemnation, with diligent pursuit of such reinvestment, and reinvested in such assets within 365 days of such Casualty/Condemnation.

         "Citibank" means Citibank, N.A.

         "Citibank Standby L/C Documents" means the reimbursement agreements, letter of credit applications and other documents relating to the Citibank Standby Letters of Credit.

         "Citibank Standby L/C Obligations" means (a) each payment, including payments in respect of reimbursements and cash collateralization, required to be made by Rite Aid under the Citibank Standby L/C Documents in respect of Citibank Standby Letters of Credit in an aggregate amount at any time outstanding not in excess of (i) $8,000,000 minus (ii) the cumulative amount of proceeds of Collateral applied to such obligations as the result of the exercise of remedies under the Senior Collateral Documents and (b) all other monetary obligations, including fees, costs, expenses and indemnities (including interest and monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of Rite Aid or any Obligor under the Citibank Standby L/C Documents to the extent attributable to the Citibank Standby Letters of Credit referred to in clause (a).

         "Citibank Standby Letters of Credit" means the standby letters of credit issued for the account of the Borrower by Citibank outstanding on the Closing Date in an aggregate face amount of approximately $8,000,000, together with any standby letter of credit (other than any letter of credit issued under the Senior Credit Facility) hereafter issued by Citibank for the account of any Obligor, provided that the Citibank Standby Letters of Credit shall be limited to an amount at any time outstanding not in excess of (i) $8,000,000 minus (ii) the cumulative amount of proceeds of Collateral applied as the result of the exercise of remedies under the Senior Collateral Documents to reimbursement and cash collateralization obligations in respect of Citibank Standby Letters of Credit.

         "Closing Date" means the date on which the Senior Credit Facility, the amendments and restatements giving rise to the Existing Facilities and the exchange offer and other transactions giving rise to the Exchange Notes become effective.

         "Collateral" means the Senior Collateral and the Second Priority Collateral.

         "Collateral Documents" means (a) the Senior Collateral Documents and (b) the Second Priority Collateral Documents.

         "Collateral Trust and Intercreditor Agreement" means the
Collateral Trust and Intercreditor Agreement, dated as of June 12, 2000, among Rite Aid, the Subsidiary Guarantors, the Second Priority Collateral Trustee, the Senior Collateral Agent and each Second Priority
Representative.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

         "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vii) all Debt of others Guaranteed by such Person.

         "Debt Facility" means any of the Senior Credit Facility, the Existing Facilities, the Synthetic Lease Facilities and the Exchange Note Indenture.

         "Default Rate" means a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) equal to the sum of (a) the rate of interest publicly announced by Citibank in New York, New York, from time to time as its "base rate", plus (b) 2.00%.

         "Designated Asset Disposition" means any sale, transfer or other disposition of Exchange Debt First Priority Collateral other than a Permitted Disposition.

         "Domestic Subsidiary" means any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

         "Drugstore.com Common Stock" means the common stock of Drugstore.com, Inc., a Delaware corporation, owned by Rite Aid.

         "Drugstore.com Pledge Agreement" means the Drugstore.com Pledge Agreement dated as of October 25, 1999 and amended and restated as of June 12, 2000, between the Borrower and Morgan Guaranty Trust Company of New York, as agent thereunder.

         "Exchange Debt Facility" means the Exchange Debt Facility dated as of June 12, 2000 among Rite Aid Corporation, the banks party thereto and Morgan Guaranty Trust Company of New York, as administrative agent.

         "Exchange Debt Facility Documents" means the collective reference to the "Loan Documents" as defined in the Exchange Debt Facility.

         "Exchange Debt First Priority Collateral" means the prescription files of Rite Aid's Subsidiaries and the proceeds thereof.

         "Exchange Debt First Priority Collateral Documents" means the collective reference to the "First Priority Collateral Documents", as defined in the Exchange Debt Facility.

         "Exchange Debt Obligations" means (i) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on any loans made under the Exchange Debt Facility, (ii) all other amounts payable by the Borrower to the Exchange Debt Parties under the Exchange Debt Facility Documents, and (iii) any renewals or extensions of any of the foregoing; provided, however, that the principal amount of indebtedness included in the Exchange Debt Obligations shall not exceed the maximum amount from time to time permitted to be outstanding by the Collateral Trust and Intercreditor Agreement.

         "Exchange Debt Parties" means all parties to the Exchange Debt Facility Documents other than the Obligors or any Affiliate thereof, the Senior Bank Parties and the Representatives, but including the administrative agent under the Exchange Debt Facility and the beneficiaries of each indemnification obligation undertaken by Rite Aid or any other Obligor under any Exchange Debt Facility Document.

         "Exchange Note Documents" means the Exchange Notes and the Exchange Note Indenture, Exchange and Registration Rights Agreement among the State Street Bank and Trust, as trustee, Rite Aid and the Subsidiary Guarantors, and the Forward Commitment Agreement.

         "Exchange Note Indenture" means the Indenture dated as of June 12, 2000, among Rite Aid, the Subsidiary Guarantors and State Street Bank and Trust Company, as trustee, relating to the Exchange Notes.

         "Exchange Note Obligations" means (i) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on the Exchange Notes, (ii) all other amounts payable by the Borrower to the Exchange Note Parties under the Exchange Note Documents, and (iii) any renewals or extensions of any of the foregoing.

         "Exchange Note Parties" means all parties to the Exchange Note Documents and the holders from time to time of the Exchange Notes, in each case other than the Obligors or any Affiliate thereof, the Senior Bank Parties and the Representatives, but including the trustee under the Exchange Note Indentures and the beneficiaries of each indemnification obligation undertaken by Rite Aid or any other Obligor under any Exchange Note Document.

         "Exchange Notes" means the 10.50% Senior Secured Notes Due 2002 of Rite Aid (i) issued in exchange for certain 5.50% Notes Due 2000 of Rite Aid and 6.70% Notes Due 2001 of Rite Aid or (ii) issued on the Closing Date to SPV and to be transferred to SSB, JPM and their respective transferees and assignees pursuant to the Forward Commitment Agreement; provided, however, that the aggregate principal amount of Exchange Notes issued pursuant to the Forward Commitment Agreement shall not exceed $93,158,000.

         "Existing Facilities" means

                  (a) the PCS Facility;

                  (b) the RCF Facility;

                  (c) the Finco Facility; and

                  (d) the Exchange Debt Facility.

         "Existing Facilities Documents" means the collective reference to
(i) the PCS Facility Documents, (ii) the RCF Facility Documents, (iii) the Finco Facility Documents and (iv) the Exchange Debt Facility Documents.

         "Existing Facility Obligations" means the PCS Facility
Obligations, the RCF Facility Obligations, the Finco Facility Obligations and the Exchange Debt Obligations.

         "Existing Facility Parties" means the PCS Facility Parties, the RCF Facility Parties, the Finco Facility Parties and the Exchange Debt Parties.

         "Finco Facility" means the Amendment No. 3 to Note Agreement, Amendment No. 4 to Guaranty Agreement, Amendment No. 1 to Put Agreement (the "Omnibus Amendment") dated as of June 12, 2000, relating to the Adjustable Rate Senior Secured Notes due August 15, 2002 originally issued by Finco, Inc. and guaranteed by Rite Aid. The "Finco Facility " shall be deemed to include the Note Agreement dated as of September 30, 1996, among Finco, Inc., and each of the Purchasers listed in Annex 1 thereto, as amended through the Closing Date.

         "Finco Facility Documents" means (i) the Finco Facility, (ii) the Guaranty Agreement dated as of September 30, 1996 pursuant to which Rite Aid guaranteed the obligations of Finco, Inc. under the Finco Facility;
(iii) the Put Agreement dated as of September 30, 1996 entered into by Rite Aid, and (iv) the Security Agreement dated as of September 30, 1996 entered into by Finco, Inc. and The Prudential Insurance Company of America as the Security Agent on behalf of the Finco Facility Parties, in each case as amended through the Closing Date.

         "Finco Facility Obligations" means (i) all outstanding principal amounts under the Finco Facility Documents, (ii) all interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on the principal amounts pursuant to clause
(i) of this definition, (iii) any renewals or extensions of any of the foregoing and (iv) any and all other amounts payable by the Borrower in respect of the Finco Facility Documents; provided, however, that the principal amount of indebtedness included in the Finco Facility Obligations shall not exceed the maximum amount from time to time permitted to be outstanding by the Collateral Trust and Intercreditor Agreement.

         "Finco Facility Parties" means The Prudential Insurance Company of America and Pruco Life Insurance Company and their successors and assigns as noteholders and purchasers under the Finco Facility Documents and The Prudential Insurance Company of America, as Security Agent under the Finco Facility Documents and its successor or assignee.

         "Forward Commitment Agreement" means the Forward Commitment Agreement dated June 12, 2000, among Rite Aid, SPV, SSB and JPM.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Indentures" mean, collectively, (a) the Indenture dated as of December 21, 1998, between Rite Aid and Harris Trust and Savings Bank, as trustee, (b) the Indenture dated as of August 1, 1993, between Rite Aid and Morgan Guaranty Trust Company of New York, as trustee, (c) the Indenture dated as September 10, 1997, between Rite Aid and Harris Trust and Savings Bank, as trustee and (d) the Indenture dated as of September 22, 1998, between Rite Aid and Harris Trust and Savings Bank, as trustee.

         "Independent Standby L/C Documents" means the Citibank Standby L/C Documents and the Mellon Standby L/C Documents.

         "Independent Standby L/C Obligations" means the Citibank Standby L/C Obligations and the Mellon Standby L/C Obligations.

         "Independent Standby L/C Parties" means Citibank and Mellon Bank in their capacities as issuers of Independent Standby Letters of Credit.

         "Independent Standby Letters of Credit" means the Citibank Standby Letters of Credit and the Mellon Standby Letters of Credit.

         "Instructing Group" means, until the Senior Obligation Payment Date, the Majority Senior Parties, and thereafter the Second Priority Instructing Group.

         "JPM" means J.P. Morgan Securities, Inc.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

         "Majority Senior Parties" means the Majority Banks, as defined in the Senior Credit Facility, or with respect to any waiver, amendment or request, Senior Banks having such amount of unused Revolving Credit Commitments, Revolving Credit Exposure, unused Term Loan Commitments and outstanding Term Loans as may be required under the Senior Credit Facility to approve the same.

         "Mellon Bank" means Mellon Bank, N.A.

         "Mellon Standby L/C Documents" mean the reimbursement agreements, letter of credit applications and other documents relating to the Mellon Standby Letters of Credit.

         "Mellon Standby L/C Obligations" means (a) each payment, including payments in respect of reimbursements and cash collateralization, required to be made by Rite Aid under the Mellon Standby L/C Documents in respect of Mellon Standby Letters of Credit in an aggregate amount at any time outstanding not in excess of (i) $26,000,000 minus (ii) the cumulative amount of proceeds of Collateral applied to such obligations as the result of the exercise of remedies under the Senior Collateral Documents and (b) all other monetary obligations, including fees, costs, expenses and indemnities (including interest and monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable as a claim in such proceeding) of Rite Aid under the Mellon Standby L/C Documents to the extent attributable to the Mellon Standby Letters of Credit referred to in clause (a).

         "Mellon Standby Letters of Credit" means the standby letters of credit issued for the account of the Borrower by Mellon Bank outstanding on the Closing Date in an aggregate face amount of $26,000,000, together with any standby letter of credit (other than any letter of credit issued under the Senior Credit Facility) hereafter issued by Mellon Bank for the account of any Obligor provided that the Mellon Standby Letters of Credit shall be limited to an amount at any time outstanding not in excess of (i) $26,000,000 minus (ii) the cumulative amount of proceeds of Collateral applied as the result of the exercise of remedies under the Senior Collateral Documents to reimbursement and cash collateralization obligations in respect of Mellon Standby Letters of Credit.

         "Moody's" means Moody's Investors Service, Inc., or any successor to its business of rating debt securities.

         "Net Cash Proceeds" means,

                  (a) with respect to any sale, transfer or other disposition of any property or asset (a "Disposition"), an amount equal to the cash proceeds received by the Borrower or any of its Subsidiaries from or in respect of such Disposition (including, when received, any cash proceeds received in respect of any noncash proceeds of any Disposition), less (I) the sum of

                           (i) reasonable costs and expenses paid or
                  incurred in connection with such transaction, including, without limitation, any underwriting brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses (including title and recording expenses, associated therewith), payments of unassumed liabilities relating to the assets sold and any severance and termination costs;

                           (ii) the amount of any Debt (or Attributable
                  Debt), together with premium or penalty, if any, and accrued interest thereon (or comparable obligations in respect of Attributable Debt) secured by a Lien on (or if Attributable Debt, the lease of) any asset disposed of in such Disposition and discharged from the proceeds thereof, but only to the extent such Lien has priority over the Senior Lien, the Second Priority Lien and the Liens under the Exchange Debt First Priority Collateral Documents;

                           (iii) any taxes actually paid or to be payable
                  by such Person (as estimated by a senior financial or accounting officer of the Borrower, giving effect to the overall tax position of the Borrower) in respect of such Disposition;

                           (iv) the portion of such cash proceeds which the
                  Borrower determines in good faith and reasonably should be reserved for post-closing adjustments, including, without limitation, indemnification payments and purchase price adjustments, provided, that on the date that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Disposition exceeds the actual post-closing adjustments payable by the Borrower or any of the Subsidiary Guarantors shall constitute Net Cash Proceeds on such date; and

                           (v) in the case of a PCS Divestiture the sum of
                  (1) the PCS Incremental Investment as of the date of consummation of such disposition plus (2) the aggregate Net Cash Proceeds of PCS Dispositions in the form of Sale and Leaseback Transactions theretofore applied to prepayments of the PCS Facility; and

         plus (II) in the case of a PCS Divestiture, the PCS Investment Reduction as of the date of consummation of such transaction;

                  (b) with respect to any Capital Markets Transaction, an amount equal to the cash proceeds received by the Borrower or any of its Subsidiaries from or in respect of such Capital Markets Transaction, less any reasonable transaction costs; including investment banking and underwriting fees, discounts and commissions and any other expenses (including legal fees and expenses) reasonably incurred by such Person in respect of such Capital Markets Transaction; and

                  (c) with respect to receipt of Casualty/Condemnation Proceeds, the amount thereof.

         "Obligors" means Rite Aid, the Subsidiary Guarantors and any other Person who is liable for any of the Secured Obligations.

         "paid in full" means paid in full in cash.

         "PCS" means PCS Holding Corporation, a Delaware corporation, and its successors.

         "PCS Common Stock" means the common stock of PCS owned by Rite
Aid.

         "PCS Dispositions" means (i) any sale or other disposition of capital stock of PCS (or of any non-cash proceeds thereof), (ii) any sale, lease or other disposition (including a Casualty/Condemnation) by PCS or any of its Subsidiaries of any asset, other than (y) dispositions of inventory, cash, cash equivalents and other cash management investments and obsolete, unused or unnecessary equipment, in each case in the ordinary course of business, and (z) dispositions to PCS or a wholly-owned Subsidiary of PCS or (iii) any sale, lease or other disposition (including a Casualty/Condemnation) of PCS Land.

         "PCS Divestiture" means a PCS Disposition as a result of which the business of PCS is no longer conducted by a Consolidated Subsidiary of the Borrower.

         "PCS/Drugstore Pledged Collateral" means the capital stock of PCS and Drugstore.com pledged by Rite Aid under the PCS Pledge Agreement and the Drugstore.com Pledge Agreement and all income and profits thereon, dividends and other payments and distributions with respect thereto and all proceeds of the foregoing subject to a Lien under such agreements.

         "PCS Excluded Assets" means (i) any Collateral consisting of assets of PCS or a Subsidiary of PCS, other than PCS Linked Accounts, (ii) PCS Land and (iii) any proceeds of clauses (i) and (ii). For purposes of
Article IV of the Collateral Trust and Intercreditor Agreement, any proceeds of enforcement of the Senior Subsidiary Guarantee Agreement or the Second Priority Guarantee Agreement against PCS or a Subsidiary of PCS (other than with respect to the PCS Linked Accounts and the proceeds thereof) shall be deemed to be proceeds of Collateral consisting of PCS Excluded Assets.

         "PCS Facility" means the PCS Facility dated as of June 12, 2000, among Rite Aid, the banks party thereto and Morgan Guaranty Trust Company of New York, as administrative agent.

         "PCS Facility Documents" means the "Loan Documents" as defined in the PCS Facility.

         "PCS Facility Obligations" means (i) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on any loan made under the PCS Facility, (ii) all other amounts payable by the Borrower under the PCS Facility Documents and (iii) any renewals or extensions of any of the foregoing; provided, however, that the principal amount of indebtedness included in the PCS Facility Obligations shall not exceed the maximum amount from time to time permitted to be outstanding by the Collateral Trust and Intercreditor Agreement.

         "PCS Facility Parties" means the parties to the PCS Facility Documents other than the Obligors, the Senior Bank Parties and the Representatives, but including the administrative agent under the PCS Facility and the beneficiaries of each indemnification obligation by Rite Aid or any other Obligor under any PCS Facility Documents.

         "PCS Incremental Investment" means, at any date, the amount, if any, by which the inter-company payable owing by Rite Aid Hdqtrs. Corp. to PCS at such date is less than such amount as at May 27, 2000. The Borrower shall promptly notify each of the Representatives following the Closing Date of such latter amount.

         "PCS Investment Reduction" means, at any date, the excess, if any, of (i) the amount, if any, by which the intercompany payable owing by Rite Aid Hdqtrs. Corp. to PCS at such date is greater than such amount as at May 27, 2000, over (ii) the cumulative PCS EBITDA, as defined in the Senior Credit Facility, for the period from May 27, 2000, to such date.

         "PCS Land" means the real property described as N.W. 96th Street and Mountainview Road, Scottsdale, Arizona, together with any improvements thereon.

         "PCS Linked Accounts" means any accounts receivable owed to PCS by third party insurers in respect of claims generated by other Subsidiaries of Rite Aid and giving rise to related accounts payable owed by PCS to such other Subsidiaries of Rite Aid.

         "PCS Pledge Agreement" means the PCS Pledge Agreement dated as of October 25, 1999 and amended and restated as of June 12, 2000, between the Borrower and Morgan Guaranty Trust Company of New York, as agent thereunder.

         "Permitted Disposition" means any of the following:

                  (i) dispositions of inventory at retail, cash, cash equivalents and other cash managing investments and obsolete, unused, uneconomic or unnecessary equipment, in each case in the ordinary course of business;

                  (ii) a disposition to a Subsidiary Guarantor, provided, that (A) if the property subject to such disposition constitutes Collateral immediately before giving effect to such disposition, such property continues to constitute Collateral subject to the Senior Lien and the Second Priority Lien, and (B) no dispositions of property will be made to or by PCS or its Subsidiaries except in the ordinary course of business consistent with past practice;

                  (iii) a sale or discount, in each case without recourse and in the ordinary course of business, of overdue Accounts (as defined in the Senior Credit Facility) arising in the ordinary course of business, but only to the extent such Accounts are no longer Eligible Accounts Receivable (as defined in the Senior Credit Facility) and such sale or discount is in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale);

                  (iv)  Basket Asset Sales; and

                  (v) any disposition of Exchange Notes by SPV to SSB or JPM (or their respective successors, assigns and affiliates), pursuant to the Forward Commitment Agreement as in effect on the Closing Date.

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "RCF Facility" means the RCF Facility dated as of June 12, 2000, among Rite Aid, the banks party thereto and Morgan Guaranty Trust Company of New York, as administrative agent.

         "RCF Facility Documents" means the "Loan Documents" as defined in the RCF Facility.

         "RCF Facility Obligations" means (i) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on any loan made under the RCF Facility, (ii) all other amounts payable by the Borrower to the RCF Facility Parties under the RCF Facility Documents and (iii) any renewals or extensions of any of the foregoing; provided, however, that the principal amount of indebtedness included in the RCF Facility Obligations shall not exceed the maximum amount from time to time permitted to be outstanding by the Collateral Trust and Intercreditor Agreement.

         "RCF Facility Parties" means the parties to the RCF Facility Documents other than the Obligors.

         "Reduction" means, when applied to any Debt Facility, (i) the permanent repayment of outstanding loans (or obligations in respect of Attributable Debt) under such Debt Facility, (ii) the permanent reduction of outstanding lending commitments under such Debt Facility or (iii) the permanent cash collateralization of outstanding letters of credit under such facility (together with the termination of any lending commitments utilized by such letters of credit).

         "Reduction Event" is (i) a PCS Disposition, (ii) a Capital Markets Transaction, (iii) a Designated Asset Disposition, (iv) a Senior Collateral Disposition, (v) other Asset Sales or (vi) receipt of other
Casualty/Condemnation Proceeds.

         "Related Exchange Debt" means, with respect to any of the Existing Facilities (other than the Exchange Debt Facility), Debt under the Exchange Debt Facility issued in exchange for Debt under such Existing Facility.

         "Related Exchange Debt Obligation" shall mean Exchange Debt Obligations in respect of Related Exchange Debt.

         "Representatives" means each of the Senior Collateral Agent and the Second Priority Representatives.

         "Required Prepayment Amount" has the meaning assigned to such term in the Senior Credit Facility, as in effect on the Closing Date.

         "Rite Aid" means Rite Aid Corporation, a Delaware corporation, and its successors.

         "Rite Aid Hdqtrs. Corp." means Rite Aid Hdqtrs. Corp., a Delaware corporation and a Wholly-Owned Consolidated Subsidiary of the Borrower.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to its business of rating debt securities.

         "Sale and Leaseback Transaction" means the sale or transfer by the Borrower or any Subsidiary of any office building (including its headquarters), distribution center, manufacturing plant, warehouse, Store or equipment now or hereafter owned by the Borrower or any Subsidiary with the intention that the Borrower or any Subsidiary take back a lease thereof.

         "Second Priority Collateral" means all the "Second Priority Collateral" as defined in any Second Priority Collateral Documents and shall also include the Mortgaged Properties and the proceeds thereof, but shall not in any event include the PCS/Drugstore Pledged Collateral or the Exchange Debt First Priority Collateral.

         "Second Priority Collateral Documents" means the Second Priority Mortgages, the Second Priority Subsidiary Security Agreement, the Second Priority Subsidiary Guarantee Agreement, the Second Priority Indemnity, Subrogation and Contribution Agreement, the Collateral Trust and Intercreditor Agreement and each of the mortgages, security agreements and other instruments and documents executed and delivered by any Subsidiary Guarantor pursuant to any of the foregoing for purposes of providing collateral security or credit support for any Second Priority Debt Obligation or obligation under the Second Priority Subsidiary Guarantee Agreement but specifically excluding the Drugstore.com Pledge Agreement, the Exchange Debt First Priority Collateral Documents and the PCS Pledge Agreement.

         "Second Priority Collateral Trustee" means Wilmington Trust Company, in its capacity as collateral trustee under the Collateral Trust and Intercreditor Agreement and the Second Priority Collateral Documents, and its successors.

         "Second Priority Debt Documents" means the Existing Facility Documents, the Exchange Note Documents, the Synthetic Lease Documents and the Second Priority Collateral Documents.

         "Second Priority Debt Obligations" means the collective reference to the Exchange Debt Obligations, the Exchange Note Obligations, the Synthetic Lease Obligations, the PCS Facility Obligations, the RCF Facility Obligations and the Finco Facility Obligations.

         "Second Priority Debt Parties" means the Existing Facility Parties, the Exchange Note Parties, the Synthetic Lease Parties and the Second Priority Collateral Trustee.

         "Second Priority Facilities" means the Exchange Debt Facility, the Exchange Note Indenture, the Synthetic Lease Facilities, the PCS Facility, the RCF Facility and the Finco Facility.

         "Second Priority Indemnity, Subrogation and Contribution
Agreement" means the Second Priority Indemnity, Subrogation and
Contribution Agreement, dated as of June 12, 2000, among Rite Aid, the Subsidiary Guarantors and the Second Priority Collateral Trustee.

         "Second Priority Instructing Group" means Second Priority Representatives with respect to Second Priority Facilities under which at least a majority of the then aggregate amount of Second Priority Debt Obligations are outstanding.

         "Second Priority Lien" means the Liens on the Second Priority Collateral in favor of the Second Priority Debt Parties under the Second Priority Collateral Documents.

         "Second Priority Mortgages" means the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents which create a Lien in favor of the Second Priority Collateral Trustee for the benefit of the Second Priority Debt Parties, delivered pursuant to the Second Priority Debt Documents, each substantially in the form of Exhibit [ ] to the RCF Facility, with such changes as are approved by the Senior Collateral Agent and the Second Priority Representatives.

         "Second Priority Representative" means, in respect of each Second Priority Facility, the trustee under the Exchange Note Indenture and the administrative agent, security agent or agent under each other Second Priority Facility and each of their successors in such capacities.

         "Second Priority Subsidiary Guarantee Agreement" means the Second Priority Subsidiary Guarantee Agreement, dated as of June 12, 2000, made by the Subsidiary Guarantors (including any additional Subsidiary Guarantor becoming party thereto after the Closing Date) in favor of the Second Priority Collateral Trustee for the benefit of the Second Priority Debt Parties.

         "Second Priority Subsidiary Security Agreement" means the Second Priority Subsidiary Security Agreement, dated as of June 12, 2000, made by the Subsidiary Guarantors (including any additional Subsidiary Guarantor becoming party thereto after the Closing Date) in favor of the Second Priority Collateral Trustee for the benefit of the Second Priority Debt Parties.

         "Secured Obligations" means the Senior Obligations and the Second Priority Debt Obligations.

         "Senior Bank" means a "Bank" as defined in the Senior Credit
Facility.

         "Senior Bank Obligations" means (i) the principal of each loan made under the Senior Credit Facility, (ii) all reimbursement and cash collateralization obligations in respect of letters of credit issued under the Senior Credit Facility, (iii) all monetary obligations of the Borrower or any Subsidiary under each Senior Interest Rate Agreement entered into with any counterparty that was a Senior Bank (or an Affiliate thereof) at the time such Senior Interest Rate Agreement was entered into, (iv) all interest on the loans, letter of credit reimbursement, fees and other obligations under the Senior Credit Facility or such Senior Interest Rate Agreements (including, without limitation any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower or any Subsidiary Guarantor, whether or not allowed or allowable as a claim in such proceeding), (v) all other amounts payable by the Borrower under the Senior Loan Documents and (vi) all increases, renewals, extensions and refinancings of the foregoing; provided, however, that the principal amount of the indebtedness under the Senior Credit Facility included in the Senior Bank Obligations shall not exceed the maximum amount from time to time permitted to be outstanding by the Collateral Trust and Intercreditor Agreement.

         "Senior Bank Parties" means each party to the Senior Credit Facility other than any Obligor, each counterparty to a Senior Interest Rate Agreement, the beneficiaries of each indemnification obligation undertaken by Rite Aid or any other Obligor under any Senior Loan Document, and the successors and permitted assigns of each of the foregoing.

         "Senior Collateral" means all the "Senior Collateral" as defined in any Senior Collateral Document and shall also include the Mortgaged Properties and the proceeds thereof, but shall not in any event include the PCS/Drugstore Pledged Collateral and the Exchange Debt First Priority Collateral.

         "Senior Collateral Agent" means Citicorp USA, Inc., in its capacity as Senior Collateral Agent under the Senior Collateral Documents, and its successors.

         "Senior Collateral Disposition" means (i) any sale, transfer or other disposition of Senior Collateral (including any property or assets that would constitute Senior Collateral but for the release of the Senior Lien with respect thereto in connection with such sale, transfer or other disposition), other than a PCS Disposition, or a Permitted Disposition or
(ii) a Casualty/Condemnation with respect to Senior Collateral (other than PCS Excluded Assets).

         "Senior Collateral Documents" means the Senior Mortgages, the Senior Subsidiary Security Agreement, the Senior Subsidiary Guarantee Agreement, the Senior Indemnity, Subrogation and Contribution Agreement, the Collateral Trust and Intercreditor Agreement and each of the mortgages, security agreements and other instruments and documents executed and delivered by any Subsidiary Guarantor pursuant to any of the foregoing or pursuant to the Senior Credit Facility or for purposes of providing collateral security or credit support for any Senior Obligation or obligation under the Senior Subsidiary Guarantee Agreement.

         "Senior Credit Facility" means the Senior Credit Agreement, dated as of June 12, 2000, among Rite Aid, as Borrower, the Senior Banks, the Swingline Banks, the Issuing Banks, the Senior Administrative Agent, the Senior Collateral Agent and the Syndication Agents.

         "Senior Indemnity, Subrogation and Contribution Agreement" means the Senior Indemnity, Subrogation and Contribution Agreement, dated as of June 12, 2000 among Rite Aid, the Subsidiary Guarantors (including Subsidiary Guarantors becoming party thereto after the Closing Date) and the Senior Collateral Agent.

         "Senior Interest Rate Agreement" means any Interest Rate Agreement entered into with Rite Aid or any Subsidiary, if the applicable counterparty was a Senior Bank or an Affiliate thereof at the time the Interest Rate Agreement was entered into.

         "Senior Lien" means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.

         "Senior Loan Documents" means the Senior Credit Facility, the Notes referred to in the Senior Credit Facility, each Senior Interest Rate Agreement, and the Senior Collateral Documents.

         "Senior Mortgages" means the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents delivered pursuant to the Senior Credit Facility, each substantially in the form of Exhibit J to the Senior Credit Facility, with such changes as are approved by the Senior Collateral Agent.

         "Senior Obligation Payment Date" means the date on which (i) the Senior Obligations have been paid in full, (ii) all lending commitments under the Senior Credit Facility have been terminated and (iii) there are no outstanding Independent Standby Letters of Credit or letters of credit issued under the Senior Credit Facility other than such as have been fully cash collateralized under documents and arrangements satisfactory to the issuer of such letters of credit.

         "Senior Obligations" means (a) the Senior Bank Obligations and (b) the Independent Standby L/C Obligations.

         "Senior Secured Parties" means (a) the Senior Bank Parties and (b) the Independent Standby L/C Parties.

         "Senior Subsidiary Guarantee Agreement" means the Senior
Subsidiary Guarantee Agreement, made by the Subsidiary Guarantors
(including Subsidiary Guarantors that become parties thereto after the Closing Date) in favor of the Senior Collateral Agent for the benefit of the Senior Secured Parties.

         "Senior Subsidiary Security Agreement" means the Senior Subsidiary Security Agreement, made by the Subsidiary Guarantors (including Subsidiary Guarantors that become parties thereto after the Closing Date) in favor of the Senior Collateral Agent for the benefit of the Senior Secured Parties.

         "SPV" means Fiona One Corp., a Delaware corporation and a wholly-owned Subsidiary of Rite Aid which is organized for the sole purpose of acquiring Exchange Notes on the Closing Date from Rite Aid and selling such Exchange Notes to SSB and JPM in accordance with the Forward
Commitment Agreement.

         "SSB" means Salomon Smith Barney Inc.

         "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

         "Subsidiary Guarantor" means each Subsidiary that is party to the Senior Subsidiary Guarantee Agreement, the Second Priority Subsidiary Guarantee Agreement or any other Senior Collateral Document or Second Priority Collateral Document.

         "Synthetic Lease Documents" means the documents governing the Synthetic Leases.

         "Synthetic Lease Facilities" means certain synthetic leases entered into by the Subsidiary Guarantors and guaranteed by Rite Aid having an aggregate discounted present value of approximately $214,000,000, as amended and restated as of the Closing Date.

         "Synthetic Lease Obligations" means all rent and supplemental rent, all fees and all other expenses or amounts payable by any Obligors to any Synthetic Lease Parties under any Synthetic Lease Document; provided, however, that the aggregate amount of the Synthetic Lease Obligations shall not exceed the maximum amount from time to time permitted to be outstanding by the Collateral Trust and Intercreditor Agreement.

         "Synthetic Lease Parties" means all parties to the Synthetic Lease Documents other than the Obligors.

         "Temporary Cash Investment" means any investment by any Person in
(i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by S&P and P-1 by Moody's, (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized or licensed under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000, (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, provided in each case that such investment matures within one year from the date of acquisition thereof by such Person or (v) money market mutual funds at least 90% the assets of which are held in investments referred to in clauses (i) through (iv) above (except that the maturities of certain investments held by any such money market funds may exceed one year so long as the dollar-weighted average life of the investments of such money market mutual fund is less than one year).

         "Uniform Commercial Code" or "UCC" means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York.